Exhibit 99.3

TPT Global Tech’s (OTCQB:TPTW) Subsidiary TPT MedTech and its Distributor AllStar Health Brands Complete a $338k Transaction with Baywest Wellness Ltd Hospital and Clinics to Launch Its "QuikLAB" Testing and "QuikPASS" Check and Verify Passport in the Country of Jamaica

"We continue to expand our network to assist in the management of the COVID-19 crisis."

SAN DIEGO, CA / ACCESSWIRE / January 26, 2021 / TPT Global Tech, Inc. www.tptglobaltech.com ("TPTW or the Company") (OTCBB:TPTW) announced today that it's subsidiary TPT MedTech www.tptmedtech.com and one of its Distributors AllStar Health Brands a Canadian vitamin distribution company www.allstarhealthbrands.com concluded its first $338,000 financial transaction. Baywest Wellness www.baywestwellnesshospital.com one of Jamaica's largest Hospitals and Point of Care clinics purchased PCR testing equipment, PCR tests, and a Software as a Service (SaaS) licensing agreement from TPT MedTech. Baywest Wellness will also operate and market TPT MedTech "QuikLAB" and "QuikPASS" technology platforms as a co-branding partner to Hotel Resorts, Business and Government Agencies in Jamaica. TPT MedTech and AllStar Health Brands will supply Baywest Wellness with monthly COVID-19 testing supplies and Baywest Wellness will pay TPT Med Tech a per test transaction fee to operate on TPT MedTech's "QuikLAB" and "QuikPASS" check and Verify Passport platforms. The companies anticipate that it will take approximately 2 to 3 weeks to deliver the PCR Testing equipment to Jamaica and complete the software onboarding and training activities. TPT MedTech, AllStar Health Brands, and Baywest Wellness have a target Jamaica launch date for the middle of February 2021.

TPT MedTech developed its "QuikPass" Check and Verify passport system and COVID-19 19/Vaccination monitoring platform for corporations, government organizations, schools, airlines, hospitals, sports venues, restaurants, hotels, and nightclubs to check and verify that an individual has been tested for COVID-19 19 or vaccinated providing proof individuals are virus-free and able to gain access to venues with the idea that everyone inside that venue would be COVID-19 free. The "QuikPass" Check and Verify passport-style platform works with third-party testing labs and organizations that participate in the "QuikPass" Network and will be offered FREE to US domestic and international business commerce and government organizations around the world.

"We are very pleased with AllStar and how hard they are working to help distribute our TPT MedTech's products around the world," said Stephen Thomas, CEO.

About TPT Global Tech

TPT Global Tech Inc. (TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cell phone services, Mobile phones Cell phone Accessories and Global Roaming Cell phones.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

CONTACT:

Frank Benedetto
619-915-9422

SOURCE: TPT Global Tech, Inc.